Power of Attorney

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Mark Tang, Emily Tan, Anthony Kammer and Siwei Chen, and, with full power of substitution and re-substitution, acting individually, as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

1.
act as an account user for the undersigned’s Electronic Data Gathering and Retrieval (“EDGAR”) account, execute for, and on behalf of, the undersigned, in the undersigned’s capacity as an officer and/or director of Sea Limited (the “Company”), Form 3, 4 or 5 relating to the Company in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder;

2.
do and perform any and all acts for, and on behalf of, the undersigned that may be necessary or desirable to prepare, complete and execute any such Form 3, 4 or 5 and any amendments thereto or other required reports and timely file such forms or reports with the U.S. Securities and Exchange Commission and any stock exchange or similar authority as considered necessary or advisable under Section 16(a) of the Exchange Act; and

3.
take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s sole discretion.

The undersigned hereby acknowledges that: (i) the foregoing attorneys-in-fact are serving in such capacity at the request of the undersigned; (ii) this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information; (iii) any documents prepared and/or executed by any attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact, in his or her sole discretion, deems necessary or advisable; (iv) neither the Company nor any attorney-in-fact assumes (a) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act, (b) any liability of the undersigned for any failure to comply with such requirements or (c) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and (v) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including, without limitation, the reporting requirements under Section 16(a) of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of, and transactions in, securities issued by the Company, unless earlier revoked as to any attorney-in-fact by the undersigned in a signed writing delivered to such attorney-in-fact, or automatically terminated immediately with respect to any attorney-in-fact if that attorney-in-fact is no longer an employee of the Company or its affiliate.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of March, 2026.

By:/s/ Khoon Hua Kuok

Name: Khoon Hua Kuok